UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

000-23593	Delaware	94-3221585
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

VeriSign, Inc. (the “Company”) entered into an acquisition agreement (the “Agreement”), effective as of April 30, 2008, to sell its broadband content distribution business, Kontiki, to a new entity, Kontiki, Inc. (the “Purchaser”), a Delaware corporation and majority-owned subsidiary of MK Capital SBIC, LP and MK Capital, LP. Pursuant to the terms of the Agreement, the Purchaser received specified assets associated with the Kontiki broadband content service business, including delivery, management, reporting and professional services centered around Kontiki’s media delivery management system platform and digital content utility. In exchange, the Company received total consideration of $1 million and 3,980,000 shares of the Purchaser’s Series A Preferred Stock. This transaction closed on April 30, 2008.

Item 9.01.	Financial Statements and Exhibits.

(b)(1) Pro forma financial information

The pro forma financial information required by this item is attached as Exhibit 99.1 to this report.

(d)	Exhibits

Exhibit Number	Description
99.1	Pro forma financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: May 6, 2008	By:	/s/ Richard H. Goshorn
	Name:	Richard H. Goshorn
	Title:	Senior Vice President, General Counsel and Secretary

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